As filed with the Securities and Exchange Commission on January 24, 2002
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                                 --------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE FIRST AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        California                                           95-1068610
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                         Identification Number)

                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                                       With a copy to:
      Mark R Arnesen, Esq.
            Secretary                                  Neil W. Rust, Esq.
 The First American Corporation                         White & Case LLP
      1 First American Way                            633 West Fifth Street
Santa Ana, California 92707-5913                  Los Angeles, California 90071
          (714) 800-3000                                 (213) 620-7700
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code,
of Agent For Service)

     Approximate date of commencement of proposed sale to the public: From time to time following the date this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                               CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================

 Title Of Shares To Be           Amount                 Proposed           Proposed Maximum           Amount of
     Registered                   To Be             Maximum Offering           Aggregate            Registration
                              Registered (2)        Price Per Unit (3)     Offering Price (3)           Fee (4)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common shares,
   $1.00 par value (1)...    500,000 shares             $19.325               $9,662,500               $888.95
========================= ====================== ======================= ====================== ======================

(1) The common shares being registered hereunder include the associated rights to purchase First American's Series A Junior Participating Preferred Shares. Such rights initially are attached to and trade with the common shares being registered hereunder.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of First American's outstanding common shares.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price and fee are computed based upon the average of the high and low sale prices of First American's common stock on January 18, 2002, as reported on the New York Stock Exchange.

(4) Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.000092 and the proposed maximum aggregate offering price.

================================================================================
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS

                    [Logo of The First American Corporation]

                         THE FIRST AMERICAN CORPORATION
                 DIVIDEND REINVESTMENT AND DIRECT PURCHASE PLAN

     The First American Corporation is pleased to offer you the opportunity to participate in The First American Corporation Dividend Reinvestment and Direct Purchase Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of First American common stock and to reinvest cash dividends in the purchase of additional shares.

     Plan highlights include:

     o Purchasing common shares of First American without paying fees or brokerage commissions.

     o    Reinvesting dividends automatically at no cost.

     o Buying additional common shares of First American by check or automatic deduction from your bank account.

     o    Transferring and selling common shares of First American easily.

     This prospectus relates to 500,000 of our common shares, $1.00 par value, to be offered for purchase under the plan. Our common shares are traded on the New York Stock Exchange under the trading symbol "FAF".

     Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the plan, please call First American Trust, FSB, the plan administrator, toll-free at 1-800-894-4076. Messages may be left at this toll-free number. Customer service representatives are available between the hours of 7:30 A.M. and 5:00 P.M. Pacific Standard Time, Monday through Friday.

     Our common shares being offered by this prospectus are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of principal. The payment of dividends by First American is discretionary and dividend payments may increase, decrease or be eliminated altogether at the discretion of First American's Board of Directors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON SHARES OF FIRST AMERICAN IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. TO THE EXTENT REQUIRED BY APPLICABLE LAW IN CERTAIN JURISDICTIONS, COMMON SHARES OFFERED UNDER THE PLAN TO PERSONS WHO ARE NOT RECORD HOLDERS OF FIRST AMERICAN COMMON SHARES ARE OFFERED ONLY THROUGH A REGISTERED BROKER/DEALER IN THOSE JURISDICTIONS.

                   This prospectus is dated January 24, 2002.

                                TABLE OF CONTENTS

                                                                                            Page
 The First American Corporation................................................................1
 Where You Can Find More Information...........................................................3
 Documents Incorporated by Reference...........................................................3
 Special Note of Caution Regarding Forward-Looking Statements..................................4
 Information About the Plan....................................................................5
      Purpose..................................................................................5
          1.   What is the purpose of the Plan?................................................5
      Administration...........................................................................5
          2.   Who administers the Plan?.......................................................5
          3.   How do I contact the Plan Administrator?........................................5
          4.   What kind of reports will be sent to participants in the Plan?..................5
      Eligibility and Enrollment...............................................................5
          5.   How does a First American shareholder participate in the Plan?..................5
          6.   I'm not currently a shareholder.  Can I participate in the Plan?................5
          7.   I already own First American shares, but they are held by my bank or broker and registered in "street name." How can I participate?.........................5
          8.   Are there fees associated with enrollment?......................................6
      Optional Cash Investments................................................................6
          9.   What are the minimum and maximum amounts
               for optional cash investments?..................................................6
          10.  How do I make an optional cash investment?......................................6
          11.  Can I have optional cash investments automatically
               deducted from my bank account?..................................................6
          12.  Will I be charged fees for optional cash investments?...........................6
          13.  How are payments with insufficient funds handled?...............................6
      Purchase of Common Stock.................................................................7
          14.  What is the source of First American common shares purchased through the Plan?...............................................................7
          15.  When will shares be purchased?..................................................7
          16.  What is the price of shares purchased under the Plan?...........................7
      Cash Dividends...........................................................................7
          17.  Must my dividends be reinvested automatically?..................................7
          18.  When will my dividends be reinvested and at what price?.........................7
      Stock Splits and Stock Dividends.........................................................7
          19.  How would a stock split or stock dividend affect my account?....................7
      Voting...................................................................................7
          20.  How do I vote my Plan shares at shareholder meetings?...........................7
      Sale of Shares...........................................................................8
          21.  How do I sell my Plan shares?...................................................8
          22.  Is there a minimum number of shares that I must maintain in my account to keep it active?................................................8
      Custodial Service........................................................................8
          23.  How does the custodial service work?............................................8
          24.  How do I deposit my First American stock certificates with the Plan Administrator?....................................................8
          25.  Are there any charges associated with the custodial service?....................8
      Issuance of Stock Certificates...........................................................8
          26.  Will stock certificates be issued for shares acquired through the Plan?.........8
          27.  How do I request a stock certificate?...........................................8
      Gifts and Transfers of Shares............................................................9
          28.  Can I transfer shares that I hold in the Plan to someone else?..................9
          29.  Can I transfer shares that I hold in the Plan to a minor?.......................9
      Service Fees.............................................................................9

                                                    (i)


          30.  What are the fees associated with participation in the Plan?....................9
      Withdrawal from the Plan.................................................................9
          31.  How do I close my Plan account?.................................................9
      Amendment, Modification, Suspension and Termination of the Plan.........................10
          32.  Can the Plan be amended, modified, suspended or terminated?....................10
      Tax Matters.............................................................................10
          33.  What are the federal income tax consequences of participating in the Plan?.....10
      Limitation on Liability.................................................................10
          34.  What are the responsibilities of First American
               and the Administrator under the Plan?..........................................10
 Use of Proceeds..............................................................................11
 Legal Matters................................................................................11
 Experts......................................................................................11

                                 --------------

     This prospectus incorporates important business and financial information about First American that is not included in or delivered with this document. This means that we may satisfy our disclosure obligations to you by referring you to one or more documents separately filed with the SEC. See "Documents Incorporated By Reference" on page XX for a list of documents that we have incorporated by reference into this prospectus. This information is available to shareholders without charge upon written or oral request to:

                         The First American Corporation
                                 Mark R Arnesen
                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000

     To obtain timely delivery, you must request the information at least five business days before the date on which you must make a decision on whether to invest in our company.

                                      (ii)

                         THE FIRST AMERICAN CORPORATION

     We are a leading provider of business information, providing products and services in connection with the major economic events in a consumer's life. We provide information and related services in connection with:

 o      Getting a job                        o     Arranging a mortgage
 o      Renting an apartment                 o     Opening or buying a business
 o      Buying a car                         o     Retirement
 o      Buying a house, boat or airplane

     Our largest segment is title insurance. We entered this business in 1889. We have broad geographic coverage, with strong market shares in all the states and in many foreign countries. In the early 1990s, we began a more aggressive plan to develop and acquire operations that enable us to provide a range of title insurance, real estate-related services, and information services to major residential lenders and loan servicers. Given our strong relationships with these major lenders and the fact that in most refinance transactions the lender selects the title insurer, we believe we are well positioned from a competitive standpoint to benefit from an increase in refinancing activity.

     During the last decade we have developed a complete set of real estate-related services. We now provide all information and services needed to close a home sale and a mortgage, including credit information, flood zone information and real estate tax information. We offer the broadest array of services and have the first or second largest market share in almost all the product categories.

     During the last decade, we developed and purchased extensive databases used in producing our real estate-related products. Included are:

     o Data Trace, the nation's largest provider of title information systems;

     o    Data Tree, the nation's largest database of image recorded documents;
          and

     o First American RES, the nation's largest provider of real estate property characteristic and valuation information.

     Our expertise developed in producing real estate-related products led to our entry into businesses less sensitive to real estate cycles, such as tenant screening and pre-employment screening. Most significantly, we have developed a set of products used by auto lending and leasing companies to originate and service auto loans and leases. We are the nation's largest provider of specialized automotive credit reports. The revenues of our consumer information services segment have grown significantly during the past five years.

     We have developed sophisticated systems to streamline the processes relating to title and real estate information. We have also built sophisticated electronic delivery systems.

The following is a list of our businesses:



                             Title Insurance and Services
------------------------------------------------------------------------------------------------------

o   Equity loan services                                   o   Subdivision title insurance
o   Lenders Services                                       o   1031 tax-deferred exchange services
o   National/Commercial title insurance                    o   Title and escrow systems
o   Residential title insurance                            o   Aircraft and vessel title insurance


                          Real Estate Information and Services
------------------------------------------------------------------------------------------------------
o   Default management services                            o   Mortgage origination/servicing software
                                                                 systems
o   Credit reporting and information                       o   Appraisal and property valuation
      management
o   Residential and commercial real estate tax             o   Property characteristic and valuation
      reporting and valuation services                           information
o   Flood determination and compliance                     o   Title plant and document imaging
                                                                 services
o   Mortgage document services                             o   Field inspections


                           Consumer Information and Services
------------------------------------------------------------------------------------------------------
o   Pre-employment screening                               o   Banking services
o   Resident screening                                     o   Consumer credit reports
o   Specialized credit reporting                           o   Home warranty
o   Sub-prime consumer information                         o   Investment services
o   Vehicle information and insurance tracking             o   Property and casualty insurance
o   Trust services


     Our principal executive office is located at 1 First American Way, Santa Ana, California 92707-5913, and our telephone number is (714) 800-3000.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at (800) 732-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at www.sec.gov.

     We have filed a registration statement on Form S-3 with the SEC to register the common stock offered by this prospectus. This prospectus is part of the registration statement. As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement. For further information about First American, investors should refer to the registration statement and its exhibits. A copy of the registration statement and its exhibits may be inspected, without charge, at a Public Reference Room or on the SEC's web site.

     You should analyze the information in this prospectus, each prospectus supplement and the additional information described under the heading "Documents Incorporated By Reference" below before you make a decision about investing in our common shares.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information in documents we file with them, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2000;

     o our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as amended;

     o our current reports on Form 8-K filed January 31, 2001, February 21, 2001, April 11, 2001, April 16, 2001, May 7, 2001, May 8, 2001, May
          10, 2001, May 17, 2001, August 1, 2001 and October 25, 2001;

     o the description of our common shares, $1.00 par value, contained in our registration statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act; and

     o the description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with First American's common shares, contained in its registration statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

     We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file between the date of this prospectus and the earlier of the following dates:

     o the date on which all of the shares offered by this prospectus are resold by the persons or entities who acquire them from us; and

     o the date that is one year after the last date on which shares offered by this prospectus are issued by us.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are based on our management's estimates and assumptions and take into account only the information available at the time the forward-looking statements are made. Although we believe these estimates and assumptions are and will be reasonable, forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those suggested in the forward-looking statements. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of First American set forth in this prospectus, including:

     o    statements about any future increase in refinancing activity;

     o continued strong relationships with lenders and our ability to leverage such relationships; and

     o    the scope of our services;

     The words "anticipates," "estimates," "projects," "forecasts," "goals," "believes," "expects," "intends," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties. The following are some important factors that could cause actual results to differ materially from those in forward-looking statements:

     o changes in the real estate market, interest rates or the general economy;

     o changes in government regulations that are applicable to our regulated businesses;

     o the impact of the legal proceedings commenced by the California attorney general and related litigation and the status of our settlement with the California Department of Insurance;

     o    our continued ability to identify businesses to be acquired;

     o    changes in our ability to integrate businesses which we acquire;

     o    an increase in our expenses;

     o    consolidation among our significant competitors or customers; and

     o other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2000.

     Our actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of First American. The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                           INFORMATION ABOUT THE PLAN

PURPOSE
--------------------------------------------------------------------------------

1.   What is the purpose of the Plan?

     The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the Company by providing a convenient method to purchase shares of First American common stock and reinvest cash dividends paid on such shares.

ADMINISTRATION
--------------------------------------------------------------------------------

2.    Who administers the Plan?

     The Plan is administered by First American Trust, FSB ("FAT"), which serves as the Company's stock transfer agent, registrar and dividend disbursing agent. As Administrator, FAT acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan.

     Purchases and sales of First American common stock under the Plan are made by an independent broker-dealer acting as purchasing and selling agent for Plan participants.

3.   How do I contact the Plan Administrator?

     Written Inquiries:                     First American Trust, FSB
                                            Corporate Transfer Department
                                            421 N Main St
                                            Santa Ana, CA  92701

     Telephone Inquiries:                   1-800-894-4076

     When communicating with the Administrator, you should have available your account number and taxpayer identification number.

4.   What kind of reports will be sent to participants in the Plan?

     As a participant, you will receive a quarterly statement of account activity. The Administrator will also send transaction confirmation promptly after each sale of shares under the Plan. You should retain these statements and confirmations in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements.

ELIGIBILITY AND ENROLLMENT
--------------------------------------------------------------------------------

5.   How does a First American shareholder participate in the Plan?

     If you are already a First American shareholder with certificated shares registered in your name, you may enroll in the Plan simply by completing and returning the enrollment form for existing First American shareholders.

6.   I'm not currently a shareholder.  Can I participate in the Plan?

     Yes. If you currently hold no shares of First American common stock, you may enroll in the Plan by completing and returning an enrollment form for new investors and either making an initial investment of at least $250.00 or authorizing automatic monthly deductions of at least $50.00 from a qualified bank account.

7. I already own First American common shares, but they are held by my bank or broker and registered in "street name." How can I participate?

     If you currently own First American common stock but they are held at a bank or broker in its name ("street name") you may participate in the Plan without making an initial investment into the Plan by instructing your agent to convert your First American common shares to certificate form, registered in your name. Once the shares are in your name, you may request that the Administrator send you an enrollment package for existing First American shareholders.

     As a Plan participant you may, if you wish, send your share certificates to the Administrator for safekeeping, but doing this is not mandatory. In order to sell certificated shares through the Plan, however, it is necessary for you to deposit the shares with the Administrator (see Questions 21 and 24 below).

8.   Are there fees associated with enrollment?

     There is no enrollment fee for existing holders of First American common shares. In all other cases there is a one-time $10.00 enrollment fee. If you are not making an initial cash investment because you have signed up for automatic monthly deductions of $50.00, you will need to include a $10.00 check or money order made payable to "First American Trust" with your enrollment form. If your enrollment form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment (see Question 30 below).

OPTIONAL CASH INVESTMENTS
--------------------------------------------------------------------------------

9.   What are the minimum and maximum amounts for optional cash investments?

     Additional investments may be made in amounts of at least $50.00 subject to
     a  maximum  of  $5,000.00  during  any  Quarter,   including  your  initial
     investment, if any.

10.  How do I make an optional cash investment?

     You may send a check or money order payable in U.S. dollars to "First American Trust". Cash and third party checks are not allowed. Checks or money orders must be accompanied by the appropriate section of your account statement and mailed to: First American Trust, Corporate Transfer Dept., 421 N Main St, Santa Ana, CA 92701 (see Question 3).

11. Can I have optional cash investments automatically deducted from my bank account?

     Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.00.

     o To initiate this service, you must send a completed "Automatic Deduction Service" form to the Administrator.

     o To change any aspect of the instruction, you must send a revised "Automatic Deduction Service" form to the Administrator.

     o To terminate the deductions, you must notify the Administrator in writing.

     Initial set-up, changes and terminations to the automatic deduction instructions of a participant will be made as soon as practicable following receipt of directions from such participant. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day, and invested within five business days.

12.  Will I be charged fees for optional cash investments?

     No.

13.  How are payments with "insufficient funds" handled?

     If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an "insufficient funds" fee of $20.00 is received from the participant, or may sell such shares to satisfy any uncollected amounts.

PURCHASE OF COMMON STOCK
--------------------------------------------------------------------------------

14. What is the source of First American common shares purchased through the Plan?

     At First American's discretion, share purchases will be made by the Plan's purchasing agent either in the open market or directly from First American. Share purchases in the open market may be made on any stock exchange where First American common stock is traded or by negotiated transactions on such terms as the purchasing agent may reasonably determine. Neither First American nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the purchasing agent.

15.  When will shares be purchased?

     Initial and optional investment purchases will be made within five business days following collection of the funds by the Administrator. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

16. What is the price of shares purchased under the Plan?

     The price per share paid by each participant for shares purchased in the open market will be the weighted average price incurred to purchase all shares acquired on that date. Shares purchased from First American will be purchased and credited to a participant's account at the average of the high and low sales prices of First American common stock as reported on the New York Stock Exchange Composite Tape on the date of purchase. No brokerage commissions will be incurred for shares purchased under the Plan.

     Your account will be credited with the number of Plan shares purchased for you, in full and fractional shares, computed to three decimal places.

CASH DIVIDENDS
--------------------------------------------------------------------------------

17.  Must my dividends be reinvested automatically?

     No. You may choose to reinvest  dividends or you may choose to receive cash
     dividends.   No  commission   will  be  charged  in  connection   with  the
     reinvestment of dividends.

     As an option, you can choose to receive cash dividends on your certificated shares or on the shares held for you in the Plan. Should you elect to receive any cash dividends, the Administrator can deposit those dividends directly into a qualified bank account for you. To authorize direct deposit of dividends, contact the Administrator (see Question 3).

18.  When will my dividends be reinvested and at what price?

     The reinvestment of your dividends will be processed within five business days following the dividend payment date. The price of shares purchased will be as described in Question 16, above.

STOCK SPLITS AND STOCK DIVIDENDS
--------------------------------------------------------------------------------

19.  How would a stock split or stock dividend affect my account?

     Any shares resulting from a stock split or stock dividend paid on shares held in your Plan account or held by you in certificate form will be credited to your Plan account balance. Of course, you may request a certificate at any time for any or all of your shares (see Question 27 above).

VOTING
--------------------------------------------------------------------------------

20.  How do I vote my Plan shares at shareholder meetings?

     As a Plan participant, you will be sent a proxy statement in connection with each meeting of the Corporation's shareholders, together with a proxy card representing the shares held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. Fractional shares will be aggregated and voted in accordance with the participants' directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

SALE OF SHARES
--------------------------------------------------------------------------------

21.  How do I sell my Plan shares?

     You may sell any number of whole shares held in your account by completing the appropriate section of your account statement and returning it to the Administrator. If the market value of the Plan shares is equal to or less than $25,000 and you have authorized telephone transactions for your account, you may sell shares by telephoning the Corporate Transfer Dept. toll free at 1-800-894-4076. Requests for sales or terminations will generally be executed daily provided there is sufficient volume and the request is received on a business day when the relevant securities market is open.

     If there is not sufficient volume, sales will be processed within five business days. Proceeds from the sale, less a per transaction fee of $10.00 plus a brokerage commission of $0.07 per share will be deducted from the proceeds of any shares, including fractional shares, sold through the Plan.

     Please note that shares that you hold in certificate form must first be deposited into your Plan account before they can be sold (see Questions 23 and 24 below).

22. Is there a minimum number of shares that I must maintain in my account to keep it active?

     No.

CUSTODIAL SERVICE
--------------------------------------------------------------------------------

23.  How does the custodial service work?

     All shares of First American common stock that are purchased through the Plan will be held by the Administrator in an account registered in your name. A Plan participant who holds First American common stock certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in the participant's Plan account balance.

24.  How  do  I  deposit  my  First   American  stock   certificates   with  the
     Administrator?

     To deposit shares into the Plan, you should send your certificates, by registered and insured mail, to the Administrator (see Question 3), with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

25.  Are there any charges associated with this custodial service?

     No. There is no cost to you for having the Administrator hold the shares you purchased through the Plan, or for depositing stock certificates into your Plan account balance.

ISSUANCE OF STOCK CERTIFICATES
--------------------------------------------------------------------------------

26.  Will stock certificates be issued for shares acquired through the Plan?

     No. Stock certificates will not be issued for shares acquired through the Plan unless a specific request is made to the Administrator. The absence of stock certificates eliminates the risk of certificate loss, theft or destruction.

27.  How do I request a stock certificate?

     Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Administrator and requesting the issuance of shares in certificate form.

GIFTS AND TRANSFERS OF SHARES
--------------------------------------------------------------------------------

28.  Can I transfer shares that I hold in the Plan to someone else?

     You may transfer shares held in the Plan to new or existing shareholders. If your transferee is not a current Plan participant your transferee must request an enrollment form from the Administrator (see Question 3). Your transferee must include the completed enrollment form and any applicable fee with the gift/transfer instructions.

29.  Can I transfer shares that I hold in the Plan to a minor?

     Yes. You can transfer shares to a minor. You will need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority the custodian's name can be removed. Additionally, gifts to minors are irrevocable. Shares may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides the Administrator with proper transfer instructions and proof of age.

SERVICE FEES
--------------------------------------------------------------------------------

30.  What are the fees associated with participation in the Plan?

     Participation in the Plan is subject to the payment of certain fees as outlined below:

         One-Time Enrollment Fee(1)................................     $10.00

         Sales Transaction Fee(2)..................................     $10.00

         Fee for returned check or rejected
                  automatic deductions ............................     $20.00
     ----------------------
     (1) Only applies to new shareholders.
     (2) Plus a $0.07 per share trading fee.

WITHDRAWAL FROM THE PLAN
--------------------------------------------------------------------------------

31.  How do I close my Plan account?

     You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share, or to sell all the shares in your Plan account (as described above in Question 21).

     Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be "Medallion Guaranteed" by a financial institution participating in the Medallion Guarantee program. No certificate will be issued for fractional shares.

     The Administrator will process notices of termination and send proceeds to you as soon as practicable, without interest. If a notice of termination is received within three business days of a record date, but before the related dividend payment date, the termination will be processed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in First American common stock.

     If you are an active participant in the Automatic Deduction Service and request that all shares be sold, be aware that you may have a purchase pending that will result in more shares being placed in your account after the original sale request has been completed. If this is the case, the Administrator will automatically sell these additional shares within five business days of the credit to your account and send you a second check for these proceeds. The $10.00 sale fee will be waived in this circumstance, although the brokerage commission of $0.07 per share will be charged.

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN
--------------------------------------------------------------------------------

32.  Can the Plan be amended, modified, suspended or terminated?

     First American reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by First American, certificates for whole shares held in a participant's account under the Plan will be issued and a cash payment will be made for any fractional shares.

TAX MATTERS
--------------------------------------------------------------------------------

33.  What are the federal income tax consequences of participating in the Plan?

     Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

     A participant will not realize gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when whole shares are sold, either by the purchasing agent pursuant to the participant's request or by the participant after termination from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant's tax basis therefor. In order to determine the tax basis for shares or any fraction of a share credited to a participant's account, each participant should retain all account statements and transaction confirmations.

     Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the "backup withholding" provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of First American common stock.

     The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

LIMITATION OF LIABILITY
--------------------------------------------------------------------------------

34. What are the responsibilities of First American and the Administrator under the Plan.

     IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER FIRST AMERICAN NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

     Neither First American nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's account upon such participant's death, the price at which shares are purchased or sold for the participant's account, the times when purchases or sales are made or fluctuations in the market value of First American common stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

     Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of First American in its discretion, depending upon future earnings, the financial condition of First American and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

                                 USE OF PROCEEDS

     First American will receive proceeds from the purchase of First American common shares through the plan only to the extent that such purchases are made directly from First American, and not from open market purchases by the Administrator. Any proceeds received by us (which cannot be estimated), will be used for general corporate purposes.

                                  LEGAL MATTERS

     The validity of the common stock offered hereunder will be passed upon by White & Case LLP, 633 West Fifth Street, Los Angeles, California 90071.

                                     EXPERTS

     The financial statements and related financial statement schedules incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         THE FIRST AMERICAN CORPORATION
                 DIVIDEND REINVESTMENT AND DIRECT PURCHASE PLAN


                         500,000 SHARES OF COMMON STOCK





                    [Logo of The First American Corporation]




                                -----------------

                                   PROSPECTUS

                                -----------------


     We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

     The delivery of this prospectus shall not, under any circumstances, create an implication that THE FIRST AMERICAN CORPORATION is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

     This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

     This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.







                             DATED JANUARY 24, 2002

                                     PART II

                     Information Not Required in Prospectus

Item 14.   Other expenses of Issuance and Distribution.

     Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than underwriting discounts and commissions:

     SEC registration fee........................................ $   888.95
     Printing and distribution of prospectus..................... $25,000.00
     Legal fees and expenses..................................... $25,000.00
     Accounting fees and expenses................................ $ 5,000.00
     Miscellaneous............................................... $ 5,000.00

              Total.............................................. $60,888.95


Item 15.  Indemnification of Directors and Officers.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Restated Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

     The Registrant's Deferred Compensation Plan (for purposes of this paragraph only, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

     Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

     The Registrant has a policy of liability insurance which insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.  Exhibits.

Exhibit
Number                              Description
-----                               -----------

4.1 Description of Registrant's capital stock in Article Sixth of Registrant's Restated Articles of Incorporation (contained in Exhibits 3.1, 3.2 and 3.3).

4.2 Rights Agreement (incorporated by reference from Exhibit 4 of Registrant's Registration Statement on Form 8-A dated November 7, 1997).

5       Opinion of White & Case LLP regarding validity of the common shares.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants to Registrant.

23.2    Consent of White & Case LLP (contained in Exhibit 5).

24      Power of Attorney.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

        (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on January 24, 2002.

                                         THE FIRST AMERICAN CORPORATION


                                       By:/s/ Parker S. Kennedy
                                          ------------------------
                                             Parker S. Kennedy
                                                 President
                                         (Principal Executive Officer)




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




     Date: December 17, 2001           By:/s/ Parker S. Kennedy
                                          --------------------------
                                          Parker S. Kennedy,
                                          President and Director




     Date: December 17, 2001           By:/s/ Thomas A. Klemens
                                          -------------------------
                                        Thomas A. Klemens, Executive Vice
                                        President, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)



     Date: December 17, 2001           By:/s/ Max Valdes
                                          -------------------------
                                          Max Valdes, Vice President
                                         Chief Accounting Officer
                                         (Principal Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


     Date:                             By:
                                          ----------------------------
                                          D. P. Kennedy, Chairman and Director




     Date:                             By:
                                          ----------------------------
                                          Parker S. Kennedy, President
                                          and Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          Gary J. Beban, Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                         J. David Chatham, Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          Hon. William G. Davis, Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          James L. Doti, Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          Lewis W. Douglas, Jr., Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          Paul B. Fay, Jr., Director




     Date: December 17, 2001           By:           *
                                           ----------------------------
                                           Frank E. O'Bryan, Director




     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          Roslyn B. Payne, Director

     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          D. Van Skilling, Director



     Date: December 17, 2001           By:           *
                                          ----------------------------
                                          Virginia Ueberroth, Director




      * By: /s/ Parker S. Kennedy
---------------------------------------------
            Parker S. Kennedy
             Attorney-in-Fact

Exhibit
Number                              Description
-------                             ------------


4.1 Description of Registrant's capital stock in Article Sixth of Registrant's Restated Articles of Incorporation (contained in Exhibits 3.1, 3.2 and 3.3).

4.2 Rights Agreement (incorporated by reference from Exhibit 4 of Registrant's Registration Statement on Form 8-A dated November 7, 1997).

5       Opinion of White & Case LLP regarding validity of the common shares.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants to Registrant.

23.2    Consent of White & Case LLP (contained in Exhibit 5).

24      Power of Attorney.